Exhibit 10.5

Sales Contract for Industrial and Mineral Product

Supplier: Inner Mongolia Tehong Coal Group Laiyegou Coalmine     Contract No. 00003

Purchaser: Inner Mongolia Litai Coking Co., Ltd                    Signing place: Laiyegou Coalmine

                                                           Signing date: Jan 18, 2005

Article 1. commodity, quantity, price , total value, delivery date and delivery quantity

Commodity	Trade mark	specification	Quantity unit	quantity	Price RMB yuan	Total value	Delivery date and quantity
coal		Filtered coal	tons	60,000	100	6,000,000	total

Total Value: RMB6000000

Article 2: quality standard: heat generating rate should be more than 5800 calorie per kilogram. The size should be from 5 centimeter to 30 centimeter.

Article 3. quality guarantee period sustained by supplier: supplier should supply according to need quality, the period is one year.

Article 4. delivery place: coal field in Laiyegou coalmine, the truck is sent by purchaser.

Article 5. delivery method, destination and fee: delivery fee should be paid by purchaser.

Article 6. calculation method for reasonable loss: supplier does not responsible for loss.

Article 7. package standard: no.

Article 8. checking method and period for dissidence: according to the inspection standard by Quality and Technology Supervise Bureau, if there occurs quality question, supplier will bear the responsibility.

Article 9. subsidiary with machine: no.

Article 10. payment: account sale and budget plan.

Article 11. if there is sponsion needed, should write out sponsion note additionally as the attachement of this contract.

Article 12. breach responsibility: if coal quality can not meet the needs, can not delivery on schedule, or purchaser can not pay on schedule, breach side should pay 1% of total value as contract breach fund.

Article 13. method for dissension solving: negotiate to solve by two sides.

Article 14. other item confirmed : if there is force majeure like natural disaster, causing stop producing, can cancel this contract.

Article 15. this contract is in duplicate ,each side holds one, the expiration is one year .It will be effective from Jan 8, 2005.

Supplier :(stamp):

Inner Mongolia Tehong Coal Co. Ltd Laiyegou Coalmine

Artifiicial Person: Ding Wenxiang

Telephone: 4630098

Purchaser ( Stamp):

Inner Mongolia Litai Coking Co.,Ltd

Representative: Zhang Yonghua

Telephone: 4883115

 Expiration: till  Jan 17, 2006